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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-84053 of Contour Energy Co. (formerly Kelley Oil & Gas Corporation) of our report dated May 17, 1999 (August 5, 1999 as to the effects of the reverse stock split described in Note 14) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
August 5, 1999